UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): March 11, 2005

                         Analex Corporation

       (Exact name of registrant as specified in its charter)


        Delaware                 0-5404              71-0869563

    (State or other         (Commission File       (IRS Employer
    jurisdiction of              Number)        Identification No.)
     incorporation)


          5904 Richmond Highway, Suite 300, Alexandria, VA 22303
      (Address of principal executive        (Zip Code)
               offices)


                           (703) 329-9400

        (Registrant's telephone number, including area code)


                           Not Applicable
  (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure of Directors or Principal Officers;
               Election of Directors; Appointment of Principal
               Officers

     Effective March 11, 2005, Peter C. Belford, Sr. resigned from the Board of Directors of Analex Corporation ("Analex").

     As a result of Mr. Keith Kellogg's recent resignation from the Board and immediately prior to Mr. Belford's resignation, Analex's Board was comprised of eight (8) directors, four (4) of whom were independent. The Nominating Committee of Analex's
Board  has  been  searching for a qualified independent  director
candidate   to   fill  the  vacancy  created  by  Mr.   Kellogg's
resignation and anticipates nominating such candidate within  the
next   30  days.  In the meantime, in order to enable  Analex  to comply with the American Stock Exchange listing rule which requires that a majority of Analex's Board be comprised of independent directors, Mr. Belford, a non-independent director, has voluntarily agreed to resign from the Board. As a result of Mr. Belford's resignation, Analex's Board is currently comprised of seven (7) directors, four (4) of whom are independent. It is Analex's current intention to re-elect Mr. Belford to the Board as soon as a qualified independent director is identified by the Nominating Committee and appointed to the Board, therefore allowing Analex again to have a full nine (9) member Board.

     Mr. Belford has been a director of Analex since November 2001. Neither Mr. Kellogg's nor Mr. Belford's resignations were the result of any disagreement between Analex and Mr. Kellogg or Mr. Belford on any matter relating to Analex's operations, policies or practices.

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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ANALEX CORPORATION



Date:  March 11, 2005                By: /s/ Ronald B. Alexander
                                         Ronald B. Alexander
                                         Senior Vice President
                                           and Chief Financial
                                           Officer

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